EXHIBIT 10.1

THE CONFIDENTIAL PORTIONS OF THIS CONTRACT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.25B-2B OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.



                  Research Collaboration and License Agreement

                                    between

              Roche Bioscience, a division of Syntex (U.S.A.) Inc.

                                      and

                         Ribozyme Pharmaceuticals Inc.



                                  May 19, 1998

                               Table of Contents

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1. DEFINITIONS.............................................................1

2. TARGET DISCOVERY PROGRAM................................................9
   2.1 Target Discovery Programs...........................................9
   2.2 Number of Target Discovery Programs.................................9
   2.3 Participation by RBS Affiliates.....................................9
   2.3 Process for New Target Discovery Programs..........................10
       2.4.1 Initial Proposal.............................................10
       2.4.2 Proposed Disease Phenotype...................................10
       2.4.3 Withdrawing/Declining a Proposed Target Discovery Program....10
   2.5 Term of a Target Discovery Program.................................10
   2.7 Exclusivity re Disease Phenotype...................................10

3. CONDUCT OF TARGET DISCOVERY PROGRAM....................................11
   3.1 Research Plan......................................................11
   3.2 Research Efforts...................................................11
   3.3 Availability of Resources..........................................11
   3.4 Reports............................................................11
   3.5 Research Efforts...................................................11
       3.5.1 Excluded RPI Targets.........................................11
       3.5.2 Pre-Existing Roche Targets...................................12
   3.6 Early Termination of Target Discovery Program......................12

4. MANAGEMENT OF COLLABORATION............................................12
   4.1 Formation of Collaboration Management Committee....................12
   4.2 Meetings of Collaboration Management Committee.....................12
   4.3 Decision-Making Process............................................13
   4.4 Dissolution........................................................13

5. MANAGEMENT OF A TARGET DISCOVERY PROGRAM...............................13
   5.1 Formation of Program Management Committee..........................13
   5.2 Meetings of Program Management Committee...........................13
   5.3 Decision-Making Process............................................14
   5.4 Dissolution........................................................14

6. EXCLUSIVITY............................................................14
   6.1 Roche's Exclusive Rights to Develop Products.......................14
   6.2 Unavailable Ribozyme Products......................................14
   6.3 RPI's Rights to Non-Ribozyme Products..............................14
   6.4 RPI's Rights to Ribozyme Products..................................14


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       6.4.1 In Vitro Validated Targets....................................15
       6.4.2 Roche Elects Not To Develop a Ribozyme Product................15
       6.4.3 Due Diligence Failure.........................................15
       6.4.4 Termination of a Ribozyme Product.............................15
       6.4.5 Roche Technology License......................................15
   6.5 Roche's Rights to Ribozyme Products Developed by RPI................15
       6.5.1 Inclusion Option..............................................15
       6.5.2 Right of First Negotiation....................................15

7. DEVELOPMENT AND COMMERCIALIZATION.......................................15
   7.1 Development Decisions...............................................15
   7.2 Development Updates.................................................16
   7.3 No Obligation to Develop a Product..................................16
   7.4 Regulatory Work.....................................................16
   7.5 Pre-Existing Roche Targets..........................................16

8. DIAGNOSTIC PRODUCTS.....................................................16
   8.1 Other Diagnostic Products...........................................16
   8.2 Therapeutic Drug Monitoring Products................................16

9. PAYMENTS................................................................16
   9.1 FTE Support.........................................................16
       9.1.1 In Vitro Target Validation Studies............................16
       9.1.2 In Vivo Target Validation Studies.............................17
       9.1.3 Payment.......................................................17
   9.2 Reagent Costs.......................................................17
       9.2.1 In Vitro Target Validation Studies............................17
       9.2.2 In Vivo Target Validation Studies.............................17
   9.3 Milestones..........................................................17
       9.3.1 Exploratory Milestones........................................17
       9.3.2 Clinical Milestones for Non-Ribozyme Products.................17
       9.3.3 Clinical Milestones for Ribozyme Products.....................17
       9.3.4 [      ]......................................................18
             9.3.4.1 [      ]..............................................18
             9.3.4.2 [      ]..............................................18
       9.3.5 [      ]......................................................18
   9.4 Royalties...........................................................18
       9.4.1 Non-Ribozyme Product..........................................18
             9.4.1.1 Base Royalty..........................................18
             9.4.1.2 De-Blocking License...................................18
       9.4.2 Ribozyme Product..............................................18
             9.4.2.1 Base Royalty..........................................18
             9.4.2.2 Royalty Reduction - Ribozyme Product..................18
       9.4.3 [     ].......................................................18

         9.4.4 [      ]....................................................18
         9.4.5 No Patent Protection........................................18

10. RECORDS; AUDITS; AND REPORTS...........................................19
    10.1 Records...........................................................19
    10.2 Audit.............................................................19
    10.3 Payment; Reports..................................................19
    10.4 Exchange Rate.....................................................19
         10.4.1 Roche Exchange Rate........................................19
         10.4.2 RPI Exchange Rate..........................................20
         10.4.3 Restrictions on Conversion.................................20
                10.4.3.1 Product Manufactured in a Blocked Country.........20
                10.4.3.2 Product Not Manufactured in a Blocked Country.....20
         10.4.4 Prohibited Royalty Rates...................................20
    10.5 Manner and Place of Payment.......................................21
    10.6 Late Payments.....................................................21
    10.7 Taxes.............................................................21

11. PATENT RIGHTS AND INFRINGEMENT.........................................21
    11.1 Inventorship......................................................21
    11.2 Ownership.........................................................21
         11.2.1 Targets....................................................21
         11.2.2 Ribozymes..................................................22
         11.2.3 Ribozymes..................................................22
    11.3 Patent Management.................................................22
         11.3.1 Filing Party...............................................22
         11.3.2 Ribozymes..................................................22
         11.3.3 Targets....................................................22
    11.4 Patent Costs......................................................23
    11.5 Cooperation of the Parties........................................23
    11.6 Infringement by Third Parties.....................................23
    11.7 Third Party Patent Rights.........................................24

12. LICENSES AND OTHER COMMERCIAL RIGHTS...................................24
    12.1 Ribozyme Technology...............................................24
         12.1.1 RPI License to Roche.......................................24
         12.1.2 Roche License to RPI.......................................24
    12.2 Ribozyme Technology...............................................24
         12.2.1 Ribozyme Products..........................................24
         12.2.2 Non-Ribozyme Products......................................24
    12.3 License to Other Inventions and Non-Patented Technology...........25
    12.4 Future Licenses...................................................25
    12.5 Covenant of Non-Use...............................................25
    12.6 Manufacturing Ribozyme Products...................................25

13. CONFIDENTIALITY........................................................31
    13.1 Nondisclosure.....................................................31
    13.2 Exceptions........................................................31
    13.3 Publications......................................................32

14. REPRESENTATIONS, WARRANTIES AND COVENANTS..............................32
    14.1 By Both Parties...................................................33
         14.1.1 Duly Organized.............................................33
         14.1.2 Due Authorization..........................................33
         14.1.3 Binding Agreement..........................................33
    14.2 Representations and Warranties by RPI.............................33
         14.2.1 Patent Infringement........................................33
         14.2.2 Sufficient Rights..........................................33
         14.2.3 Licenses to the Cech Patents and Ribozyme Technology.......33
    14.3 Disclaimer of Warranties..........................................33

15. INDEMNIFICATION........................................................33
    15.1 Indemnification by RPI............................................34
    15.2 Indemnification by RBS............................................34
    15.3 Indemnification Notice............................................34
    15.4 Participation in Defense..........................................35
    15.5 Settlements.......................................................35

16. TERM AND TERMINATION...................................................35
    16.1 Term..............................................................35
    16.2 Termination Without Cause.........................................35
    16.3 Termination for Cause.............................................35
    16.4 Effect of Expiration or Termination...............................36
         16.4.1 Survival...................................................36
         16.4.2 RBS Terminates For Cause...................................36
         16.4.3 Roche Terminates For Cause.................................36

17. PUBLICITY..............................................................36
    17.1 Publicity Review..................................................36
    17.2 Standards.........................................................37

18. DISPUTE RESOLUTION.....................................................37
    18.1 Disputes..........................................................37
    18.2 Dispute Resolution Procedures.....................................37
    18.3 Arbitration.......................................................37

19. ASSIGNMENT AND DELEGATION..............................................38
    19.1 Third Parties.....................................................38


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    19.2 Affiliates........................................................38
    19.3 Merger............................................................38
    19.4 Miscellaneous.....................................................38

20. ADDITIONAL TERMS.......................................................39
    20.1 Force Majeure.....................................................39
    20.2 Notices...........................................................39
    20.3 Waiver............................................................40
    20.4 Severability......................................................40
    20.5 Independent Contractors...........................................40
    20.6 Counterparts......................................................40
    20.7 Entire Agreement..................................................40

                 RESEARCH COLLABORATION AND LICENSE AGREEMENT


        THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT is entered into on May 19, 1998 (the "Effective Date"), by and between SYNTEX (U.S.A.) INC., a Delaware corporation, through its ROCHE BIOSCIENCE division, 3401 Hillview Avenue, Palo Alto, California 94304 ("RBS"), and RIBOZYME PHARMACEUTICALS INC., a Delaware corporation, 2950 Wilderness Place, Boulder, Colorado, 80301 ("RPI"). RBS (and its Affiliates) and RPI may be referred to herein as a "Party" or, collectively, as "Parties."

        WHEREAS, RPI Controls certain technology relating to ribozymes as described herein;

        WHEREAS, RBS and its Affiliates wish to collaborate with RPI to use such technology to discover and validate proprietary Targets.

        WHEREAS, RBS and its Affiliates wish to use Validated Targets to identify proprietary compounds and Ribozymes for development into Products.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1 "ADDITIONAL REVIEW PERIOD" has the meaning set forth in Section
6.5.2.

        1.2 "ADJUSTED GROSS SALES" means the amount of gross sales invoiced by a Party, its Affiliates, or sublicensees for a Product to Third Parties less deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates, e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes (other than income taxes), all to the extent directly linked to and included in the gross sales amount as computed on a product by product basis for the countries concerned.

        1.3 "AFFILIATE" means a business entity that owns, is owned by or is under common ownership with a Party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any Party, shall mean the possession (directly or indirectly) of more than fifty percent (50%) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity; provided, however, that Genentech, Inc., with offices located at One DNA

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Way, South San Francisco, California, 94080, shall not be considered an Affiliate of RBS unless a duly authorized officer of RBS notifies RPI in writing that Genentech shall be deemed an Affiliate.

        1.4 "AGREEMENT" means the present agreement together with all appendices and schedules.

        1.5 "BLOCKED COUNTRY" has the meaning set forth in Section 10.4.3.

        1.6 "CGLP" means the then-current Good Laboratory Practices promulgated by the FDA, published in 21 CFR Part 58, as amended from time to time, or equivalent foreign laws or regulations.

        1.7 "COLLABORATING ROCHE SITE" OR "CRS" has the meaning set forth in
Section 2.3.

        1.8 "COLLABORATION MANAGEMENT COMMITTEE" OR "CMC" has the meaning set forth in Section 4.1.

        1.9 "COMBINED PRODUCT" has the meaning set forth in Section ERROR! REFERENCE SOURCE NOT FOUND.

        1.10 "COMMENCEMENT DATE" means, for each Target Discovery Program, the date set forth in the Research Plan as the date that such Target Discovery Program shall begin.

        1.11 "CONFIDENTIAL INFORMATION" means, subject to the limitations contained in Section 13.2, (i) all information and materials received by either Party from the other Party pursuant to this Agreement or pursuant to the Confidentiality Agreement between the Parties dated May 5, 1997, (ii) all information relating to Validated Targets (which shall be deemed Confidential Information of the CRS), and (iii) the Disease Phenotype of a Target Discovery Program (which shall be deemed Confidential Information of the CRS).

        1.12 "CONTROL" OR "CONTROLLED" shall refer to possession of the ability to grant a license or sublicense of Patent Rights, know-how or other intangible rights as provided for herein without violating terms of any agreement or other arrangement with any Third Party.

        1.13 "COVER" (including variations thereof such as "Covered", "Coverage", or "Covering") means that the making, having made, using, offering for sale, selling or importing of a particular Product would infringe a Valid Claim of an issued Patent in the absence of rights granted under such Patent. The determination of whether a Product is Covered by particular Patent Rights shall be made on a country by country basis.

        1.14 "DISEASE PHENOTYPE" means a change in Phenotype that is inherent in a particular disease or indication or caused by such disease or indication or related disease or indication of

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

the same etiology.

        1.15 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required to be approved before marketing and commercial sale of a Ribozyme Product or Non-Ribozyme Product in humans as a biologic or a drug in a regulatory jurisdiction, including but not limited to NDA and ELA/PLA for the United States and their counterparts in other countries.

        1.16 "EFFECTIVE DATE" has the meaning set forth in the first paragraph hereof.

        1.17 "EXCLUDED RPI TARGET" means [       ]

        1.18 "FDA" means the United States Food and Drug Administration of the Department of Health and Human Services, and any successor entities. References herein to the FDA shall include to the extent applicable any comparable foreign regulatory authority that has the authority to grant full Regulatory Approval.

        1.19 "FILING PARTY" has the meaning set forth in Section 11.3.1.

        1.20 "FIRST COMMERCIAL SALE" of a Product shall mean the first regular sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country; provided that where such a First Commercial Sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sale shall not be deemed a First Commercial Sale until such pricing or reimbursement approval has been obtained.

        1.21 "FTE" means one full time-equivalent research employee.

        1.22 "IN VITRO VALIDATED TARGET" means a Target that has been validated in vitro as part of a Target Discovery Program under this Agreement using a Target Specific Ribozyme or comparable technology that results in a statistically significant reduction of a Disease Phenotype, as more specifically described in the Research Plan for the applicable Target Discovery Program.

        1.23 "IN VIVO VALIDATED TARGET" means a Target that has been validated in vivo as part of a Target Discovery Program under this Agreement using a Target Specific Ribozyme or comparable technology that results in a statistically significant reduction of a Disease Phenotype, as more specifically described in the Research Plan for the applicable Target Discovery Program.

        1.24 "IND" means an Investigational New Drug application as defined in the rules and regulations of the FDA, as may be amended from time to time. For purposes of this Agreement, an investigator held Investigational New Drug application shall not be deemed an IND.

        1.25 "INCLUSION OPTION" has the meaning set forth in Section 6.5.1.

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        1.26 "INITIAL ROYALTY PAYMENT" has the meaning set forth in Section 10.4.3.2.

        1.27 "INVENTION" means any possibly patentable discovery or invention made under this Agreement during the course of a Target Discovery Program and within the scope of the Research Plan.

        1.28 "JOINT INVENTION" has the meaning set forth in Section 11.1.

        1.29 "NEGOTIATION PERIOD" has the meaning set forth in Section 6.5.2.

        1.30 "NET SALES" means the amount calculated by subtracting from the
amount of Adjusted Gross Sales a lump sum deduction of [      ]of Adjusted Gross
Sales, in lieu of those sales related deductions which are not accounted for on a product-by-product basis (e.g. outward freights, transportation insurance, packaging materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses).

        1.31 "NON-PATENTED TECHNOLOGY" means know-how, trade secrets or other information or materials that are not patentable or, for a possibly patentable discovery or invention, on which the parties choose not to file a patent, made under this Agreement during the course of a Target Discovery Program and within the scope of the Research Plan, including but not limited to Targets.

        1.32 "NON-RIBOZYME PRODUCT" means any substance that (i) is sold or is intended to be sold commercially, and (ii) is not a Ribozyme Product, and (iii) was developed against an In Vivo Validated Target that is not a Pre-Existing Roche Target; provided, however, that Non-Ribozyme Product does not include any nucleic acid molecules that are Covered by Patent Rights of RPI (other than Patent Rights developed or invented pursuant to this Agreement).

        1.33 "NON-ROYALTY BEARING COMPONENT(S)" has the meaning set forth in Section ERROR! REFERENCE SOURCE NOT FOUND..

        1.34 "PATENT" means (i) patents (including inventor's certificates) that include one or more Valid Claims, including without limitation any substitution, extension (including supplemental protection certificate), registration, confirmation, reissue, reexamination or renewal thereof and (ii) pending applications, including provisional applications, continuations, divisionals, and continuations-in-part of any of the foregoing.

        1.35 "PATENT MANAGEMENT" has the meaning set forth in Section 11.3.1.

        1.36 "PATENT COSTS" means the fees and expenses paid to outside legal counsel and other Third Parties, and filing, prosecution and maintenance expenses, incurred in connection with the establishment and maintenance of Patent Rights.

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        1.37 "PATENT RIGHTS" means all rights under Patents.

        1.38 "PHASE II" means that portion of the clinical development program which provides for the initial trials of a product on a limited number of patients for the primary purpose of evaluating safety, dose ranging and efficacy in the proposed therapeutic indication, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries.

        1.39 "PHASE III" means that portion of the clinical development program which provides for the continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries. Any trial designed to support a NDA without further clinical studies will be considered a Phase III trial for purposes of this Agreement.

        1.40 "PHENOTYPE" means the entire physical, biochemical, and physiological makeup of an individual as determined both genetically or environmentally and any one or any group of such traits.

        1.41 "PIVOTAL" means a clinical trial upon the completion of which a decision is made to move forward to the next phase of development.

        1.42 "PRE-EXISTING ROCHE TARGETS" means [      ]

        1.43 "PRODUCT" means either or both of a Ribozyme Product or a Non-Ribozyme Product.

        1.44 "PROGRAM MANAGEMENT COMMITTEE" OR "PMC" has the meaning set forth in Section 5.1.

        1.45 "PROPOSED DISEASE PHENOTYPE" has the meaning set forth in Section 2.4.2.

        1.46 "REGULATORY APPROVAL" means any approvals, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport, or sale of the Products in a regulatory jurisdiction.

        1.47 "RESEARCH COLLABORATION" means the overall collaboration between the Parties including each Target Discovery Program.

        1.48 "RESEARCH PLAN" means a research plan pursuant to this Agreement describing the Target Discovery Program and which contains relevant information with respect to such Target
                                       5

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Discovery Program, including but not limited to the following information: (i) the Commencement Date; (ii) a definition of the Disease Phenotype; (iii) the key goals and target dates to accomplish each goal; (iii) the requirements for success for both In Vitro Validated Target and In Vivo Validated Target; and
(iv) the level of FTE support.

        1.49 "RESPONSIBLE PARTY" means the Party responsible for Patent Management.

        1.50 "REVIEW PERIOD" has the meaning set forth in Section 6.5.2.

        1.51 "RIBOZYME" means a ribonucleic acid-based molecule able to cause catalytic cleavage of itself or another molecule independently of protein(s).

        1.52 "RIBOZYME APPLICATION(S)" has the meaning set forth in Section 11.3.2.

        1.53 "RIBOZYME INVENTION(S)" has the meaning set forth in Section
11.3.2.

        1.54 "RIBOZYME PRODUCT" means any substance that (i) is or is intended to be sold commercially, (ii) contains a Ribozyme, and (iii) was developed against a Validated Target.

        1.55 "RIBOZYME TECHNOLOGY" means all inventions, improvements or other developments relating to Ribozymes, including the identification, manufacture, synthesis, delivery, use, enhancement and control of Ribozymes which is a work product of or relating to Ribozymes Controlled as of the Effective Date and during the Term by Thomas Cech, Ph.D., University of Colorado, or University of Colorado Foundation or RPI and the work product of the various collaborations through the Term of this Agreement among Thomas Cech, Ph.D., University of Colorado, or University of Colorado Foundation, United States Biochemical Corporation, RPI and Thomas Cech, Ph.D., and all foreign equivalents, counterparts, patents and patent applications throughout the world that may issue thereon, including any extensions, renewals, divisions, continuations, continuations-in-part, patents of addition and reissues thereof. Ribozyme Technology shall also include all inventions, improvements or other developments relating to Ribozymes, including the identification, manufacture, synthesis, delivery, use, enhancement and control of Ribozymes Controlled by RPI.

        1.56 "RIGHT OF FIRST NEGOTIATION" has the meaning set forth in Section 6.5.2.

        1.57 "ROCHE" means RBS and/or any Affiliates of RBS.

        1.58 "ROCHE INDEMNITEES" has the meaning set forth in Section 15.1.

        1.59 "ROCHE INVENTION(S)" has the meaning set forth in Section 11.1.

        1.60 "ROCHE LOSSES" has the meaning set forth in Section 15.1

                                       6

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        1.61 "ROCHE PATENT RIGHTS" means all Patents claiming a Roche Invention except those Patents owned by RPI in accordance with Section 11.2.2.

        1.62 "ROCHE TECHNOLOGY" means the Invention and/or Non-Patented Technology for a specific In Vitro Validated Target or In Vivo Validated Target owned by Roche in accordance with Section 11.2.1.

        1.63 "ROCHE TECHNOLOGY LICENSE" means a license granted hereunder pursuant to which Roche shall grant a non-exclusive, worldwide, royalty-bearing (in accordance with Section ERROR! REFERENCE SOURCE NOT FOUND.) license (without the right to sublicense) under the Roche Technology to RPI for purposes of developing a Ribozyme Product against a Validated Target.

        1.64 "ROYALTY BEARING COMPONENT(S)" has the meaning set forth in Section ERROR! REFERENCE SOURCE NOT FOUND..

        1.65 "ROYALTY PAYING PARTY" has the meaning set forth in Section 10.1.

        1.66 "ROYALTY RECEIVING PARTY" has the meaning set forth in Section
10.1.

        1.67 "ROYALTY TERM" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale of such Product and ending upon the later of (i) ten (10) years from the date of First Commercial Sale of such Product in such country or (ii) the expiration of the last to expire of the Patent Rights held by either RPI or Roche Covering such Product in such country. Royalty Term shall be determined on a Product by Product, country by country basis. Notwithstanding the foregoing, if a country is a member of the European Union and the Patent Rights Covering a Product were filed with the European Patent Office, the Royalty Term for each country in the European Union shall be the period of time commencing on the First Commercial Sale of such Product in the European Union and ending upon the later of (i) ten (10) years from the date of First Commercial Sale of such Product in the European Union or
(ii) the expiration of the last to expire of the Patent Rights held by either RPI or Roche Covering such Product in the European Union.

        1.68 "RPI BACKGROUND PATENT RIGHTS" means all rights under Patents existing as of the Effective Date that RPI owns or to which it has a license (with rights to sublicense as provided herein), including Patent Rights for the Ribozyme Technology.

        1.69 "RPI INVENTION(S)" has the meaning set forth in Section 11.1.

        1.70 "RPI LOSSES" has the meaning set forth in Section 15.2.

        1.71 "RPI PATENT RIGHTS" means RPI Background Patent Rights and all Patent Rights claiming an RPI Invention except those owned by Roche in accordance with Section 11.2.1.

                                       7

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        1.72 "SCIENTIFICALLY REASONABLE AND DILIGENT EFFORTS" means, unless the Parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other research programs or products of similar scientific and commercial potential within the relevant product lines of the Party developing the Product and its Affiliates.

        1.73 "SUBSTANTIAL COMPETITION" [          ]

        1.74 "SUCCESSFUL COMPLETION" means that a Toxicity Study or clinical trial has been completed and has met the criteria established by Roche at the beginning of the study for what would be deemed a successful result of such Toxicity Study or clinical trial.

        1.75 "TARGET" means a gene or partial sequence thereof, and those elements necessary for its expression or regulation, or its transcription, translation, or replication product or intermediates or portions thereof.

        1.76 "TARGET APPLICATION" has the meaning set forth in Section 11.3.3.

        1.77 "TARGET DISCOVERY PROGRAM" has the meaning set forth in Section
2.1.

        1.78 "TARGET DISCOVERY TECHNOLOGY" means the use of RPI's combinatorial ribozyme libraries to identify a Target(s) which, when combined with a Target Specific Ribozyme, inhibits such Target's expression. The Target can then be assessed in in vitro and in vivo models for its efficacy in affecting the Disease Phenotype for a Target Discovery Program.

        1.79 "TARGET INVENTION(S)" has the meaning set forth in Section 11.3.3.

        1.80 "TARGET SPECIFIC RIBOZYME" means a ribozyme that specifically inhibits the function of a Target(s) or the Target RNA resulting in a statistically significant reduction in Target gene expression.

        1.81 "THIRD PARTY" means any entity other than RPI or RBS or an Affiliate of RPI or RBS.

        1.82 "THIRD PARTY MILESTONES" has the meaning set forth in Section
6.4.5.

        1.83 "TOXICITY STUDIES" means those cGLP toxicity studies that are necessary to open an IND, i.e. which includes two animal species.

        1.84 "VALID CLAIM" means a claim of an issued Patent which claim has not lapsed, expired, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or

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240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

disclaimer.

        1.85 "VALIDATED TARGET" means either an In Vitro Validated Target and/or an In Vivo Validated Target.

2. TARGET DISCOVERY PROGRAM

        2.1 TARGET DISCOVERY PROGRAMS. RPI shall use the Ribozyme Technology to identify Target(s) that affect a Disease Phenotype in a manner that can be measured using both in vitro and in vivo models resulting in Validated Targets pursuant to a Research Plan (a "TARGET DISCOVERY PROGRAM").

        2.2 NUMBER OF TARGET DISCOVERY PROGRAMS.  For [        ]years following
the Effective Date, Roche may collaborate with RPI in up to [       ] Target
Discovery Programs under the terms and conditions set forth herein.  [       ]

        2.3 PARTICIPATION BY RBS AFFILIATES. Any Roche entity may enter into a Target Discovery Program with RPI under this Agreement; provided, however that such Roche entity (other than RBS) must agree in writing to be bound by the terms and conditions of this Agreement prior to the Commencement Date for such Target Discovery Program. The Roche entity collaborating with RPI on a Target Discovery Program shall be called the COLLABORATING ROCHE SITE or CRS. When "Roche" is used in this Agreement, the CRS for the applicable Target Discovery Program shall be responsible for ensuring Roche's compliance under this Agreement.

                                       9

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

        2.4 PROCESS FOR NEW TARGET DISCOVERY PROGRAMS.

                2.4.1 INITIAL PROPOSAL. Any Roche entity may submit in writing to RPI a written proposal for a Target Discovery Program. The Collaboration Management Committee shall meet to discuss the proposal. Such discussion shall include, among other points of discussion, the prioritization of the new proposal with the Target Discovery Programs underway at RPI and the issues set forth in Sections 2.4.2 and 2.4.3. If after such review, it is determined to move forward with such proposal, the Research Plan shall be prepared and approved by the CMC in accordance with Section 3.1.

                2.4.2 PROPOSED DISEASE PHENOTYPE. Roche shall submit in writing to RPI a proposed Disease Phenotype for a Target Discovery Program (the
"PROPOSED DISEASE PHENOTYPE"). [          ]

                2.4.3 WITHDRAWING/DECLINING A PROPOSED TARGET DISCOVERY PROGRAM. Once the definition of the Proposed Disease Phenotype is finalized or currently therewith if the Parties so agree, the Collaboration Management Committee shall discuss in good faith whether such proposed Target Discovery Program is likely to yield a certain number of Pre-Existing Roche Targets or Excluded RPI Targets. Prior to such CMC meeting, RPI shall submit to Roche a list of Excluded RPI Targets. The Parties acknowledge that as of the Effective Date, the Parties are uncertain as to how many too many Pre-Existing Roche Targets or Excluded RPI
Targets would be. The Parties estimate that approximately [          ]
Pre-Existing Roche Targets or [          ]Excluded RPI Targets would be too
many, but this number may be revised in the future if the Parties agree, after a good faith negotiation, that such number is either too high or too low. If the CMC concludes that there is a high probability that there may be too many
Excluded RPI Targets or Pre-Existing Roche Targets, then [         ]Under no
circumstances shall Roche be required to disclose to RPI the identity of any Pre-Existing Roche Targets, only whether Roche thinks that a number of Pre-Existing Roche Targets may exist in the Proposed Disease Phenotype.

        2.5 TERM OF A TARGET DISCOVERY PROGRAM. Each Target Discovery Program
shall last approximately [        ]depending on such variables as the Proposed
Disease Phenotype, the complexity of the screening to be done and the reasonable expectation for the Ribozyme Technology to deliver an In Vitro Validated Target within a clearly defined time line. The Program Management Committee may terminate a Target Discovery Program if the PMC concludes that the Ribozyme Technology does not appear to be working in a Target Discovery Program or that the Target Discovery Program appears unlikely to yield Validated Targets. As noted in the definition thereof, the Research Plan for a Target Discovery Program shall contain the proposed term for such Target Discovery Program.

        2.6 EXCLUSIVITY RE DISEASE PHENOTYPE. Once the parties agree in writing upon the Proposed Disease Phenotype, RPI shall work with Roche exclusively to
identify Targets against the Proposed Disease Phenotype for [         ]from the
Commencement Date for the Target Discovery Program for such Proposed Disease Phenotype unless such Target Discovery Program

                                       10

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

is terminated earlier pursuant to Section 0. As noted in the definition thereof, the Research Plan for a Target Discovery Program shall expressly state the Commencement Date for such Target Discovery Program.

3. CONDUCT OF TARGET DISCOVERY PROGRAM

        3.1 RESEARCH PLAN. The research shall be conducted in accordance with the Research Plan. The Research Plan must be approved by the CMC prior to commencement of a Target Discovery Program. Such Research Plan shall be amended from time to time in writing by the PMC when significant changes occur in the goals of a Target Discovery Program and target dates to accomplish such goals, which amendment need not be approved by the CMC, but a copy of such Research Plan shall be given to the CMC. If there is a conflict between the provisions of the body of this Agreement and the Research Plan, then the provisions of the body of this Agreement shall govern.

        3.2 RESEARCH EFFORTS. Each Party shall use Scientifically Reasonable and Diligent Efforts to perform its respective responsibilities as set forth in the Research Plan. Except as expressly provided in Section 9.1 or as otherwise agreed from time to time by the Parties, the CRS and RPI shall each bear all of its own expenses incurred in connection with each Target Discovery Program.

        3.3 AVAILABILITY OF RESOURCES. Each Party shall maintain laboratories, offices and all other facilities reasonably necessary to carry out the Target Discovery Program. Each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising in the course of a Target Discovery Program and in connection with any request from any regulatory agency, including, without limitation, regulatory, scientific, technical and clinical testing issues. Representatives of RPI and Roche may, upon reasonable notice and at times reasonably acceptable to the other Party (i) visit the facilities where the research is being conducted; and (ii) consult informally, during such visits and by telephone and electronic mail, with personnel of the other Party performing work on the Target Discovery Program.

        3.4 REPORTS. Each Party shall make summary presentations of research progress at each meeting of the PMC pursuant to a pre-determined agenda. Each Party will also communicate informally and through the PMC to inform the other of research done under a Target Discovery Program.

        3.5 RESULTS OF RESEARCH.

                3.5.1 EXCLUDED RPI TARGETS. If a Target Discovery Program results in an Excluded RPI Target to which a Third Party does not have exclusive rights, the CRS may request that RPI negotiate in good faith with Roche to enter into an agreement to permit Roche to develop a Ribozyme Product against such
Excluded RPI Target[          ]

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

        3.5.2 PRE-EXISTING ROCHE TARGETS. If a Target Discovery Program results in a Validated Target that is a Pre-Existing Roche Target, Roche shall have no obligation to pay milestones or royalties on any Non-Ribozyme Product that is developed against a Pre-Existing Roche Target even if such Pre-Existing Roche Target is also an In Vivo Validated Target, that is to say, if a Pre-Existing Roche Target was validated using the Ribozyme Technology. If a Target Discovery Program results in an In Vitro Validated Target (i) that is in the public domain and (ii) on which Roche has a current research program or against which a compound is either in development at or marketed by Roche, the PMC shall discuss whether to take such In Vitro Validated Target into in vivo validated studies under this Agreement. If the PMC decides to move forward with such In Vitro Validated Target, milestones and royalties shall be due only on Products developed under this Agreement and no milestones or royalties shall be due on
any compounds developed outside of this Agreement. [      ]Nothing in this
Agreement, however, either explicit or implicit, shall be deemed to grant Roche any license or right to any Ribozyme Technology to commercialize a Product against any Pre-Existing Roche Target(s) except to the extent such Ribozyme Technology was used to validate such Pre-Existing Roche Target under this Agreement.

        3.6 EARLY TERMINATION OF TARGET DISCOVERY PROGRAM. If RPI is in breach of the Agreement with respect to any Target Discovery Program and fails to cure such breach within thirty (30) days after written notification by the CRS that RPI is in breach of the Agreement, the CRS may terminate such Target Discovery Program without terminating the Agreement. In such situation, RPI shall refund to the CRS any FTEs costs paid by the CRS to RPI for such Target Discovery Program on a pro-rated basis and the CRS shall have no obligation to pay milestones and royalties for any Non-Ribozyme Product developed from Targets arising from a Target Discovery Program terminated under this Section 3.6, provided the Target is not an In Vivo Validated Target.


4. MANAGEMENT OF COLLABORATION

        4.1 FORMATION OF COLLABORATION MANAGEMENT COMMITTEE. The Research Collaboration shall be managed by a group of key senior research executives from RPI and Roche who will direct and oversee all of the Target Discovery Programs (the "COLLABORATION MANAGEMENT COMMITTEE" or "CMC"). The CMC shall be comprised of an equal number of members (unless a Party chooses to have fewer members) appointed by each of Roche and RPI; provided that the size of the CMC shall not exceed a total of six (6) members. Either Party may appoint substitute or replacement members of the CMC to serve as their representatives. The initial members of the CMC shall be appointed by the Parties within thirty (30) days following the Effective Date. The CMC shall have the responsibility and
authority to: [          ]

        4.2 MEETINGS OF COLLABORATION MANAGEMENT COMMITTEE. The Collaboration

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

Management Committee shall initially meet at least four (4) times per year at locations and times to be determined by the CMC, with the intent of meeting at alternating locations in Boulder, Colorado and Palo Alto, California, with each Party to bear all travel and related costs for its members. Roche has the right to substitute another Roche research site in the United States for Palo Alto, California. In addition to regular CMC meetings, either Party may schedule a special meeting at the other Party's offices on twenty-one (21) days prior written notice. Under special circumstances, the CMC is also authorized to conduct meetings by telephone or video conference. In addition, there shall be regular contact by telephone, e-mail or other communication between meetings.

        4.3 DECISION-MAKING PROCESS. All decisions made or actions taken by the CMC shall be made unanimously by its members with the RPI members cumulatively having one vote and the RBS members cumulatively having one vote. Any disagreement which cannot be resolved by the vote of the CMC shall be referred to the Chief Executive Officer of RPI and the global head of Roche Discovery Research. If the dispute remains unresolved, the global head of Roche Discovery Research shall resolve the dispute in his or her sole discretion.

        4.4 DISSOLUTION. The CMC shall dissolve when [        ]or as otherwise
agreed to in writing between the Parties.


5. MANAGEMENT OF A TARGET DISCOVERY PROGRAM

        5.1 FORMATION OF PROGRAM MANAGEMENT COMMITTEE. Each Target Discovery Program will have a group of key scientists from RPI and the Collaborating Roche Site who will direct and oversee the Target Discovery Program (the "PROGRAM MANAGEMENT COMMITTEE" or "PMC"). The Program Management Committee shall be comprised of members appointed by each of the CRS and RPI; provided that the size of the PMC shall not exceed a total of three (3) members from each Party. Either Party may appoint substitute or replacement members of the PMC to serve as their representatives. At the time the Target Discovery Program is proposed, the Parties shall appoint the initial members of the PMC for the proposed Target Discovery Program. The final members of the PMC shall be confirmed by the Parties within thirty (30) days following the Commencement Date for such Target Discovery Program. The PMC shall have the responsibility and authority to:
[          ]

        5.2 MEETINGS OF PROGRAM MANAGEMENT COMMITTEE. The Program Management Committee shall meet with such frequency as the Parties may deem appropriate (but shall be at least quarterly), at locations and times to be determined by the PMC, with the intent of meeting at alternating locations in Boulder, Colorado and the CRS with each Party to bear all travel and related costs for its members. Unless the Parties agree otherwise, the first such meeting shall be held at RPI. The host Party shall act as chair of the meeting and the other Party shall act as secretary. The PMC shall keep formal minutes of its meetings. Any member of the PMC may be

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separately with the Commission.

represented at any meeting by another member of the PMC or by a deputy. In addition to regular PMC meetings, either Party may schedule a special meeting at the other Party's offices on twenty-one (21) days prior written notice. Under special circumstances, the PMC is also authorized to conduct meetings by telephone or video conference. In addition, there shall be regular contact by telephone, e-mail or other communication between meetings.

        5.3 DECISION-MAKING PROCESS. All decisions made or actions taken by the Program Management Committee shall be made unanimously by its members with the RPI members cumulatively having one vote and the Roche members cumulatively having one vote. Any disagreement which cannot be resolved by the vote of the Program Management Committee shall be referred to senior research management of RPI and the CRS. If the senior research management of RPI and the CRS cannot resolve the matter, the dispute shall be referred to the CMC for resolution in accordance with Section 4.3.

        5.4 DISSOLUTION. The Program Management Committee for a Target Discovery
Program shall dissolve when [       ]or as otherwise agreed to in writing
between the Parties.


6. RIGHTS TO DEVELOP PRODUCTS

        6.1 ROCHE'S EXCLUSIVE RIGHTS TO DEVELOP PRODUCTS. Subject to the exceptions set forth below, Roche shall have the exclusive right to develop Ribozyme and Non-Ribozyme Products against Validated Targets. If Roche wishes to commercialize any other nucleic acid molecule covered by Patent Rights of RPI (other than Patent Rights developed or invented pursuant to this Agreement), the Parties shall negotiate in good faith and under commercially reasonable terms, a license agreement pursuant to which RPI shall license to Roche such Patent Rights of RPI as needed to allow Roche to commercialize such molecule.

        6.2 UNAVAILABLE RIBOZYME PRODUCTS. Roche shall have no rights to develop a Ribozyme Product against a Validated Target if such Validated Target is also an Excluded RPI Target (except as set forth in Section 3.5.1).

        6.3 RPI'S ACCESS TO NON-RIBOZYME PRODUCTS. If Roche terminates development or commercialization of a Non-Ribozyme Product against a specific In Vivo Validated Target and Roche is no longer developing any Non-Ribozyme Product against such In Vivo Validated Target, then RPI shall have the option to request a license from Roche to the Roche Technology with respect to such In Vivo Validated Target to develop a Non-Ribozyme Product against such In Vivo Validated Target independently or with a Third Party; provided however, that Roche shall decide in its sole discretion whether or not to enter into such negotiations with RPI and shall have no obligation to grant such license to RPI if Roche and RPI cannot agree on commercially reasonable terms and conditions of a license after such good faith negotiation.

        6.4 RPI'S ACCESS TO RIBOZYME PRODUCTS.

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

                6.4.1 IN VITRO VALIDATED TARGETS. RPI shall have the right to develop a Ribozyme Product against an In Vitro Validated Target that Roche does
not move forward into In Vivo validation studies within [          ] of such In
Vitro Validated Target being validated, subject to the terms and conditions of this Agreement, including but not limited to Sections 6.4.5 and 6.5.

                6.4.2 ROCHE ELECTS NOT TO DEVELOP A RIBOZYME PRODUCT.  Upon
[          ]the Collaborating Roche Site shall send RPI written notice stating whether it will proceed with a Ribozyme Product and/or Non-Ribozyme Product against such Validated Target. If the CRS elects to develop only a Non-Ribozyme
Product, [          ]

                6.4.3 DUE DILIGENCE FAILURE. If Roche (i) fails to use Scientifically Reasonable and Diligent Efforts in developing at least one Product against an In Vivo Validated Target and such failure continues for
[          ]subject to the terms and conditions of this Agreement, including but not limited to Sections 6.4.5 and 6.5.  Roche shall retain the exclusive right
to develop a [          ]against such In Vivo Validated Target.

                6.4.4 TERMINATION OF A RIBOZYME PRODUCT. If Roche terminates development or commercialization of a Ribozyme Product against a specific In Vivo Validated Target and Roche is no longer developing any Ribozyme Product against any Validated Target identified through the same Target Discovery
Program, [          ] subject to the terms and conditions of this Agreement,
including but not limited to Section 6.4.5 and 6.5.

                6.4.5 ROCHE TECHNOLOGY LICENSE. If RPI develops a Ribozyme Product against a Validated Target pursuant to this Section 6.4, RPI must obtain a Roche Technology License from Roche which shall be royalty-bearing in
accordance with Section ERROR! REFERENCE SOURCE NOT FOUND..  [          ]

        6.5 ROCHE'S RIGHTS TO RIBOZYME PRODUCTS DEVELOPED BY RPI.

                6.5.1 INCLUSION OPTION. Roche may include any Ribozyme Product that RPI is developing against a Validated Target (other than an Excluded RPI Target) in this Agreement (the "INCLUSION OPTION") upon written notice to RPI at
any time during the term of this Agreement except [          ]

                6.5.2 RIGHT OF FIRST NEGOTIATION. If RPI is developing a Ribozyme Product against a Validated Target (other than an Excluded RPI Target),
[          ]


7. DEVELOPMENT AND COMMERCIALIZATION

        7.1 DEVELOPMENT DECISIONS. Roche will solely determine whether or not to develop a Ribozyme Product, Non-Ribozyme Product, or no Product against a Validated Target.

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

        7.2 DEVELOPMENT UPDATES. Roche shall keep RPI informed of its development activities with respect to Products by semi-annually providing RPI with a written report stating the status of development of each such Product.
Roche shall notify RPI of the achievement of milestones within [        ]thereof
and shall promptly inform RPI when Roche terminates development or commercialization of any Product. Upon commencement of clinical development of a
Ribozyme Product, [          ]

        7.3 NO OBLIGATION TO DEVELOP A PRODUCT. With respect to any Product, Roche (i) is under no obligation to obtain the following (a) an approval or consent to market, (b) any other consent or approval from any regulatory authority, (c) to reach particular Net Sales thresholds, (ii) shall not be prohibited from withdrawing any such Product from the market for any reason, and
(iii) shall have no liability to RPI if any of the following occur: (a) any such consents or approvals are not obtained or are withdrawn, or (b) if obtaining or reaching such consents or approvals are delayed.

        7.4 REGULATORY WORK. Roche is solely responsible for the preparation and filing of all Drug Approval Applications and all activities necessary for such Drug Approval Applications relating to the manufacture, marketing and sale of any Product being developed by Roche. Such Drug Approval Applications will be filed in the name of Roche or Roche's designee.

        7.5 PRE-EXISTING ROCHE TARGETS. Notwithstanding anything contained herein, RPI shall not have and shall not obtain in the future any rights to any Pre-Existing Roche Target and Roche shall have no obligation to pay milestones or royalties on any Non-Ribozyme Product that is developed against a Pre-Existing Roche Target even if such Pre-Existing Roche Target is also a Validated Target.


8. DIAGNOSTIC PRODUCTS

        8.1 DIAGNOSTIC PRODUCTS. Roche has the exclusive right to develop, make
and commercialize diagnostic Products based upon the Validated Targets [       ]
RPI shall retain the exclusive right to make or have made a diagnostic Product that is a Ribozyme Product for Roche.

        8.2 ROYALTY-FREE DIAGNOSTIC PRODUCTS. If Roche wishes to develop, make and commercialize a therapeutic drug monitoring or
pharmacogenomics/pharmacogenetics diagnostic Product under Section 8.1 [       ]
Otherwise such Products shall be royalty-bearing in accordance with Section 8.1.


9. PAYMENTS

        9.1 FTE SUPPORT.

                9.1.1 IN VITRO TARGET DISCOVERY AND VALIDATION STUDIES. The Collaborating Roche Site shall provide funding of each Target Discovery Program
at up to [          ]to support

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separately with the Commission.

RPI research in accordance with the Research Plan for a particular Target Discovery Program.

                9.1.2 IN VIVO TARGET VALIDATION STUDIES. If RPI performs the In Vivo Target Validation studies based on the recommendations of the Program
Management Committee, [          ]

                9.1.3 PAYMENT. The first payment for FTEs shall provide the
first [         ]

        9.2 REAGENT COSTS.

                9.2.1 IN VITRO TARGET VALIDATION STUDIES. The Collaborating
Roche Site [          ]

                9.2.2 IN VIVO TARGET VALIDATION STUDIES. If RPI performs the In Vivo Target Validation studies based on the recommendations of the Project Team,
[          ]

        9.3 MILESTONES.

                9.3.1 EXPLORATORY MILESTONES. Roche shall pay RPI the following
amounts within [        ]days after each occurrence of the following events.
[          ]

        Payment               Milestone

        [          ]
        [          ]
        [          ]

                9.3.2 CLINICAL MILESTONES FOR NON-RIBOZYME PRODUCTS. Roche shall
pay RPI the following amounts within [         ]after each occurrence of the
following events. [          ]

        Payment               Milestone

        [          ]
        [          ]
        [          ]
        [          ]
        [          ]
        [          ]
        [          ]

                9.3.3 CLINICAL MILESTONES FOR RIBOZYME PRODUCTS.  Roche shall
pay RPI the following amounts within [          ]after each occurrence of the
following events.  [          ]

                                       17

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

        Payment               Milestone

[          ]
[          ]
[          ]
[          ]
[          ]
[          ]
[          ]

                9.3.4 [          ].

                        9.3.4.1 [          ]

                        9.3.4.2 [          ]

                9.3.5 [          ]

        9.4 ROYALTIES

                9.4.1 NON-RIBOZYME PRODUCT

                        9.4.1.1 BASE ROYALTY. Roche shall pay RPI a royalty of
[       ]on the Net Sales of each Non-Ribozyme Product.

                        9.4.1.2 DE-BLOCKING LICENSE.  [          ]

                9.4.2 RIBOZYME PRODUCT.

                        9.4.2.1 BASE ROYALTY. Roche shall pay RPI a royalty of
[       ]on the Net Sales of each Ribozyme Product.

                        9.4.2.2 ROYALTY REDUCTION - RIBOZYME PRODUCT. [        ]

                9.4.3 [          ]

                9.4.4 [          ]

                9.4.5 NO PATENT PROTECTION. During the Royalty Term, if a Product is not Covered by a Valid Claim of a Patent and there is Substantial Competition in a country with respect to such Product in a calendar year, each
Royalty Rate shall be reduced to [      ]of the total royalties otherwise due
under this Agreement for know-how and any other technology necessary to commercialize the Product.

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

10. RECORDS; AUDITS; AND REPORTS

        10.1 RECORDS. During the term of this Agreement and for a period of
[       ]thereafter, the Party paying royalties (the "ROYALTY PAYING PARTY")
shall keep (and shall require its Affiliates and sublicensees to keep,) full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to the other Party (the "ROYALTY RECEIVING PARTY"). Such books of accounts shall be kept at the Royalty Paying Party's principal place of business.

        10.2 AUDIT. At the Royalty Receiving Party's expense, Royalty Receiving Party or its authorized independent public accountant has the right to engage Royalty Paying Party's independent public accountant to perform, on behalf of its independent public accountant, an audit, conducted in accordance with generally accepted auditing standards in the United States of America, of such books and records of Royalty Paying Party that are deemed necessary by Royalty Paying Party's independent public accountants to report on Net Sales of the Product for the period or periods requested by Royalty Receiving Party. Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time, upon at least thirty (30) working days' prior written notice, and shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with Royalty Paying Party's normal business activities. All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as the Royalty Paying Party's Confidential Information subject to the obligations of this Agreement and need neither be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than two (2) years from the end of the calendar year to which each shall pertain; nor more than one (1) year after the date of termination of this Agreement. The failure of the Royalty Receiving Party to request verification of any royalty calculation during the period when records must be retained shall be deemed acceptance of the accuracy of such reporting.

        10.3 PAYMENT; REPORTS. All royalty payments due to either Party under this Agreement shall be paid in United States dollars within sixty (60) days of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales in sufficient detail to permit confirmation of the accuracy of the royalty payment made.

        10.4 EXCHANGE RATE. Royalty payments and reports for the sale of Products shall be calculated and reported for each calendar quarter. With respect to each quarter, for countries other than the United States, whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be made as follows:

                10.4.1 ROCHE EXCHANGE RATE. When calculating the Adjusted Gross Sales for Roche, the amount of such sales in foreign currencies shall be converted into Swiss Francs as

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

computed in the central Roche's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System. When calculating the royalties on Net Sales for Roche, such conversion shall be at the average rate of the Swiss Franc to the United States dollar as retrieved from the Reuters System for the applicable calendar quarter. With respect to royalties due on Net Sales in the United States, Roche shall report and have paid to RPI such royalties in United States currency directly from one of its Affiliates in the United States.

                10.4.2 RPI EXCHANGE RATE. When calculating the Adjusted Gross Sales for RPI, the amount of such sales in foreign currencies shall be converted into United States dollars for the countries concerned, using the average monthly rate of exchange for such currencies as retrieved from the Reuters System or such other exchange mechanism as Roche shall approve, which approval shall not be unreasonably withheld or delayed.

                10.4.3 RESTRICTIONS ON CONVERSION. If a Product is sold in a country in which legal restrictions prohibit the transfer of United States Dollars or Swiss Francs outside such country or the conversion of the local currency to United States Dollars or Swiss Francs (a "BLOCKED COUNTRY") the following provisions shall apply to the payment of the corresponding royalty, depending on where the Product is manufactured.

                        10.4.3.1 PRODUCT MANUFACTURED IN A BLOCKED COUNTRY. If such Product is manufactured in the same or another Blocked Country, the Royalty Paying Party shall have the option to make such payment by depositing the amount thereof in the currency of either the Blocked Country where the Product is sold or the Blocked Country where the Product is manufactured, at the Royalty Receiving Party's election, to the Royalty Receiving Party's account in a bank designated by the Royal Receiving Party in such Blocked Country.

                        10.4.3.2 PRODUCT NOT MANUFACTURED IN A BLOCKED COUNTRY. If such Product is manufactured in a country that is not a Blocked Country, then the payment shall be made as follows. The applicable royalty rate shall be multiplied by the Transfer Price (the "INITIAL ROYALTY PAYMENT"). The Transfer Price is the price at which the Product is sold to the entity selling such Product in the Blocked Country. The Royalty Paying Party or its Affiliates shall
(i) pay the Royalty Receiving Party in United States Dollars the Initial Royalty Payment and (ii) deposit the difference between the royalty payment due and the Initial Royalty Payment to the Royalty Receiving Party's account in a bank designated by the Royalty Receiving Party in such Blocked Country in the currency of such Blocked Country.

                10.4.4 PROHIBITED ROYALTY RATES. If rates of royalties provided for herein are prohibited by law or regulation in any country where a Product is sold, the Royalty Paying Party shall pay to the Royalty Receiving Party a royalty at the highest rate permitted in that country for a license of the type herein granted, provided that such rate is less than the rate applicable under this Agreement.

                                       20

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        10.5 MANNER AND PLACE OF PAYMENT. All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified by the receiving Party.

        10.6 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due until the date paid at the rate of
[          ]per month; provided that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of any payment.

        10.7 TAXES. All turnover and other taxes levied on account of the royalties and other payments accruing to each Party under this Agreement shall be paid by the Party receiving such royalty or other payment for its own account, including taxes levied on income of the Royalty Receiving Party. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by the Party making such payment to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Royalty Receiving Party. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.


11. PATENT RIGHTS AND INFRINGEMENT

        11.1 INVENTORSHIP. Any Invention that is made (i) solely by one or more representatives of RPI shall be deemed invented solely by RPI (a "RPI INVENTION"); (ii) solely by one or more representatives of Roche shall be deemed invented solely by Roche (a "ROCHE INVENTION"); and (iii) jointly by one or more representatives of RPI and one or more representatives of Roche shall be deemed invented jointly by RPI and Roche (a "JOINT INVENTION"). Any Non-Patented Technology that is made (i) solely by one or more representatives of RPI shall be deemed invented solely by RPI, (ii) solely by one or more representatives of Roche shall be deemed invented solely by Roche; and (iii) jointly by one or more representatives of RPI and one or more representatives of Roche shall be deemed invented jointly by RPI and Roche. Determination of inventorship shall be made in accordance with the patent laws of the United States of America. If the parties cannot agree on inventorship, determination of inventorship shall be made by mutually agreed upon patent counsel in accordance with the patent laws of the United States of America.

        11.2 OWNERSHIP.

                11.2.1 NON-RIBOZYME. Regardless of inventorship, Roche shall own all rights to all Inventions and Non-Patented Technology relating to Non-Ribozyme Products under this Agreement, including but not limited to rights to Targets and to novel functions identified for known Target(s).

                                       21

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                11.2.2 RIBOZYMES. Regardless of inventorship, RPI shall own all rights to all Inventions and Non-Patented Technology for Ribozymes under this Agreement, including but not limited to specific Target sites cleaved by a Ribozyme.

                11.2.3 OTHER INVENTIONS AND NON-PATENTED TECHNOLOGY. All Inventions and Non-Patented Technology ownership of which is not determined in accordance with Sections 11.2.1 and 11.2.2 shall be owned by the Party who invented it or, if a Joint Invention or Joint Non-Patented Technology, jointly as the case may be.

        11.3 PATENT MANAGEMENT.

                11.3.1 FILING PARTY. The Party owning the Invention shall be responsible for the preparation, filing, prosecution, and maintenance (the "PATENT MANAGEMENT") of a Patent (the "FILING PARTY"), subject to the provisions of Sections 11.3.2 and 11.3.3. For all Joint Inventions, other than those covered by Sections 11.3.2 and 11.3.3, the Parties shall discuss in good faith which Party shall be the Filing Party; provided, however, that notwithstanding
Section 11.4, Patent Costs for such Joint Inventions shall be shared equally unless the Parties agree otherwise in writing.

                11.3.2 RIBOZYMES. Except as set forth below, RPI shall take any and all actions necessary with respect to the Patent Management of Patents, including those Roche Inventions or Joint Inventions, claiming Ribozymes discovered or identified as a result of any Target Discovery Program ("RIBOZYME INVENTIONS"). For a given priority patent application claiming a Ribozyme Invention, RPI shall provide to Roche no later than eight (8) months after the priority filing date, a list of countries in which it intends to perform corresponding foreign filings. Prosecution will be at RPI's sole expense with Roche having the right to pursue prosecution or filing of those Ribozyme Inventions RPI chooses not to pursue at Roche's expense, including foreign filing in countries not elected by RPI. The Filing Party shall provide the other Party with its final draft of any priority patent application directed towards or claiming such Ribozyme Inventions (the "RIBOZYME APPLICATION") at least thirty (30) days prior to filing the Ribozyme Application for review and comment by the other Party. The Filing Party shall endeavor in good faith to incorporate such comments. If the other Party fails to respond within such thirty (30) day time period, the Filing Party shall not be obligated to delay the filing of such Ribozyme Application. In addition, the Filing Party shall promptly provide the other Party with copies of all substantive communications to and from the patent offices of the United States, Canada, Mexico, Japan, or the European Patent Office regarding such Ribozyme Applications and resulting Patents, within ten
(10) business days of filing with or receipt from the patent office. If RPI decides to abandon a Ribozyme Application or resulting Patent, RPI shall provide written notice of its decision to Roche at least ninety (90) days before any non-extendible deadline and offer to transfer Patent Management to the other Party, who may accept such transfer in its sole discretion and cost.

                11.3.3 TARGETS. Roche shall take those actions it deems appropriate to file and

                                       22

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

prosecute patent applications, including those RPI Inventions or Joint Inventions claiming Target(s) inventions resulting from a Target Discovery Program ("TARGET INVENTIONS") in those countries that Roche determines in its sole judgment to be appropriate countries for filing a patent claiming a Target Invention. Roche shall provide RPI with its final draft of any priority patent application directed towards or claiming such Target Invention (the "TARGET APPLICATION") at least thirty (30) days prior to filing the Target Application for review and comment by the other Party. Roche shall endeavor in good faith to incorporate such comments. If RPI fails to respond within such thirty (30) day time period, Roche shall not be obligated to delay the filing of such Target Application. In addition, Roche shall promptly provide RPI with copies of all substantive communications to and from the patent offices of the United States, Canada, Mexico, Japan, or the European Patent Office regarding such Target Applications and resulting Patents, if Roche has filed a Target Application in such country or countries, within ten (10) business days of filing with or receipt from the patent office.

        11.4 PATENT COSTS. The Filing Party shall be responsible for all Patent Costs for the Patent Rights unless and until transferred to the other Party.

        11.5 COOPERATION OF THE PARTIES. Each Party agrees to cooperate fully in the Patent Management of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to: (i) turning over to the Filing Party copies of all files, papers and documents relating to such Patent; (ii) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of Patent Rights set forth in Section 11.1 and to enable the other Party to apply for and to prosecute Applications in any country; and (iii) promptly informing the other Party of any matters coming to such Party's attention that may affect the Patent Management of any such Application.

        11.6 INFRINGEMENT BY THIRD PARTIES. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement by a Third Party of any RPI Patent Rights or Roche Patent Rights of which they become aware and provide the other Party with all evidence in its possession demonstrating said infringement. The Parties agree to cooperate in taking commercially reasonable legal actions to protect the commercial interests of the Parties in any Target Discovery Program or a Product against infringement by Third Parties. The Filing Party shall take the lead in any such action. If, within three (3) months following learning of the infringement by a Third Party and after a written request by the other Party, such Party fails to take commercially reasonable action against the Third Party to halt such alleged infringement, the other Party shall, in its sole discretion, have the right to take such action in such country as it deems warranted in the name of the other Party; the Party maintaining such action shall be responsible for the costs of maintaining the action and shall be entitled to receive all damages recovered from the action for the past infringement. Each Party shall join in the action, but shall be under no obligation to participate except to the extent that such participation is required as a result of its being a named party to the action. If more than one Party wishes to participate in taking action to protect the commercial interests of the Parties in the Product against infringement, then an authorized representative of each Party shall control such action; the costs

                                       23

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

of maintaining such action shall be shared equally by the Parties, and the damages recovered from such action for the past infringement shall be shared equally by the both Parties. Each Party shall render such reasonable assistance as the prosecuting Party may request. Notwithstanding the foregoing, RPI shall handle in its sole discretion and expense any oppositions, interferences, or litigation relating to the Ribozyme Technology/Cech patents and shall keep Roche informed on a regular basis, but no less than quarterly, of the status of any such oppositions, interferences, or litigation, and shall promptly provide Roche with copies of all substantive communications relating thereto.

        11.7 THIRD PARTY PATENT RIGHTS. Each Party shall promptly notify the other if it receives any notice that activities involving the Research Collaboration or the development or commercialization of Product allegedly infringe a Third Party's proprietary rights. The Parties shall consult concerning the action(s) to be taken. The Royalty Paying Party shall have the sole right and responsibility for addressing such alleged infringement regarding Products, and bearing the cost thereof, subject to Article 15.


12. LICENSES AND OTHER COMMERCIAL RIGHTS

        12.1 RESEARCH LICENSES.

                12.1.1 RPI LICENSE TO ROCHE. RPI hereby grants Roche a non-exclusive, worldwide, royalty free license, without the right to sublicense, to all RPI intellectual property, including but not limited to Ribozyme Technology, necessary for Roche to conduct research under this Agreement.

                12.1.2 ROCHE LICENSE TO RPI. Roche hereby grants RPI a non-exclusive, worldwide, royalty free license, without right to sublicense, to Roche intellectual property necessary for RPI to perform its obligations under this Agreement during a Target Discovery Program.

        12.2 RIBOZYME TECHNOLOGY LICENSE.

                12.2.1 RIBOZYME PRODUCTS. RPI hereby grants Roche a sole and exclusive, worldwide, royalty bearing (in accordance with Section 9.4) license (without the right to sublicense except to Affiliates) under Ribozyme Technology and RPI Inventions to develop, use, offer to sell, sell or import Ribozyme Products against a Validated Target during the term of this Agreement. Such license does not include the right to develop, use, offer to sell or import Ribozyme Product(s) against an Excluded RPI Target unless the Parties negotiate a separate agreement in accordance with Section 3.5.1.

                12.2.2 NON-RIBOZYME PRODUCTS. To the extent not covered by provisions of Section 12.1.1 and to the extent necessary to develop, make, have made, use, offer to sell, sell or import Non-Ribozyme Products, RPI hereby grants Roche a sole and exclusive, worldwide,

                                       24

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

royalty bearing license (with the right to sublicense) under Ribozyme Technology and RPI Inventions to develop, make, have made, use, offer to sell, sell or import Non-Ribozyme Products during the term of this Agreement.

        12.3 LICENSE TO OTHER INVENTIONS AND NON-PATENTED TECHNOLOGY. RPI hereby grants Roche a non-exclusive, worldwide, royalty free license, without the right to sublicense, to use the Inventions and Non-Patented Technology owned by RPI pursuant to Section 11.2.3 that are not covered by Section 12.2 for research and commercialization of Products developed under this Agreement..

        12.4 FUTURE LICENSES.  Upon the successful completion of [          ]
Target Discovery Programs, Roche will have the option to license the Target Discovery Technology (and any technology necessary to practice such Target Discovery Technology) from RPI for use in Roche's internal target discovery
programs. [          ]Nothing in this Section shall be deemed to grant Roche any license or right to use the Ribozyme Technology for any other purpose than as reflected in the terms and conditions of this Agreement.

        12.5 COVENANT OF NON-USE. Neither Party shall practice the Patent Rights and/or Non-Patented information and materials of the other Party other than as expressly licensed under this Article 11.

        12.6 MANUFACTURING RIBOZYME PRODUCTS. RPI has the right to manufacture Ribozyme Products and shall manufacture Ribozymes for research pursuant to the
Research Plan. [          ].


13. CONFIDENTIALITY

        13.1 NONDISCLOSURE. During the term of this Agreement and for a period of five (5) years after termination hereof, neither Party shall disclose any Confidential Information received from the other Party to any Third Party, or use any such Confidential Information for any purpose other than accomplishing the purposes of this Agreement, except as expressly authorized by this Agreement or as required by any regulatory agency or by any governmental rule, regulation, law or court order. Each Party may disclose such Confidential Information to its Affiliates, employees, agents, consultants, collaborators, and other representatives with a need to know such Confidential Information to accomplish the purposes of this Agreement. Each Party may disclose the financial terms of this Agreement and any other necessary Confidential Information to a Third Party for purposes of obtaining financing. In addition, RPI shall use its best efforts to disclose only non-Confidential Information to a prospective Third Party collaborator but should such prospective Third Party collaborator request additional information, RPI may disclose to a prospective Third Party collaborator certain Confidential Information relating to the success of this Collaboration and of the Target Discovery Technology but only with the prior written consent of RBS and the Roche Collaborating Site, which may not be unreasonably withheld. RPI acknowledges that the identification of the Validated Targets is highly Confidential Information to Roche and that Roche will be under no obligation to permit

                                       25

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

RPI to disclose such Confidential Information to any Third Party. Any disclosure by either Party to a Third Party shall be pursuant to a Confidentiality Agreement containing terms and conditions no less stringent than those contained herein. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of such Confidential Information. Upon termination of a Target Discovery Program, each Party shall return to the other Party promptly upon request any tangible embodiment of such Confidential Information provided by the other Party; provided, however, that one copy shall be kept by the receiver Party's legal department for purposes of interpreting this Agreement.

        13.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

                13.2.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

                13.2.2 is known by the receiving Party at the time of receiving such information, as evidenced by its records;

                13.2.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

                13.2.4 is independently developed by the receiving Party without the aid, application or use of Confidential Information; or

                13.2.5 is the subject of a written permission to disclose provided by the disclosing Party.

        13.3 PUBLICATIONS. Each Party to this Agreement recognizes that the publication of papers regarding results of the Research Collaboration, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any information regarding the Targets and the Products included in any patent application until such patent application has been
published. [          ]


14. REPRESENTATIONS, WARRANTIES AND COVENANTS

        14.1 BY BOTH PARTIES.

                14.1.1 DULY ORGANIZED. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                                       26

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                14.1.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                14.1.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        14.2 REPRESENTATIONS AND WARRANTIES BY RPI

                14.2.1 PATENT INFRINGEMENT. To the best of RPI's knowledge, as of the Effective Date and except as disclosed to Roche as of the Effective Date it is not aware of any patent or other intellectual property right of any other person that would be infringed by the research contemplated under the Research Plan.

                14.2.2 SUFFICIENT RIGHTS. RPI owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, and know-how including an exclusive license to the Cech Patents and Ribozyme Technology to conduct research, to grant rights and licenses granted herein to Roche, and to fulfill its other duties and obligations pursuant to this Agreement.

                14.2.3 LICENSES TO THE CECH PATENTS AND RIBOZYME TECHNOLOGY. RPI has fully complied, and will use its best efforts to remain in material compliance with, and is not in breach of, and this Agreement will not materially breach, any terms, conditions or obligations of all the RPI licenses to the Cech Patents and Ribozyme Technology.

        14.3 DISCLAIMER OF WARRANTIES. Neither Party guarantees the safety or usefulness of any Target, Research Compound or Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


15. INDEMNIFICATION

        15.1 INDEMNIFICATION BY RPI. RPI shall defend, indemnify and hold RBS, its Affiliates and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the "ROCHE INDEMNITEES") harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the Roche Indemnities by parties other than the Roche Indemnitees, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, "ROCHE LOSSES"), arising out of,

                                       27

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

based upon or caused by: (i) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of RPI contained in this Agreement; (ii) any negligence or intentional wrongdoing in the research conducted by RPI, its Affiliates or designees; or (iii) any act, method, or other technology employed by RPI in producing, using, or researching that violates any Third Party Patent Rights or any licenses to the Cech Patents and Ribozyme Technology entered by RPI prior to the Effective Date or during the term of this Agreement, (iv) the development, pre-clinical testing, and clinical testing, manufacture, sale and/or use (including, but not limited to product liability claims) of any Ribozyme Product or Non-Ribozyme Products made, used or distributed by RPI, its Affiliates, or its licensees in the event RPI proceeds with the development and marketing of any Ribozyme or Non-Ribozyme Product (except in each case to the extent that any Roche Loss is due to the gross negligence or willful misconduct of Roche Indemnitees)

        15.2 INDEMNIFICATION BY RBS. RBS shall defend, indemnify and hold RPI, its Affiliates, subcontractors and their respective officers, directors, stockholders, employees, agents, and representatives (collectively, the "RPI INDEMNITEES") harmless on an after-tax basis from and against any and all claims, liabilities, losses, damages, costs and expenses in respect of claims against the RPI Indemnitees by parties other than the RPI Indemnitees, including fees and disbursements of counsel and expenses of reasonable investigation (collectively, "RPI LOSSES"), arising out of, based upon or caused by: (i) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of RBS contained in this Agreement or in any other agreement or instrument delivered by RBS pursuant to this Agreement; (ii) any negligence or intentional wrongdoing in the research conducted by RBS, its Affiliates or designees; or (iii) the development, pre-clinical and clinical testing, manufacture, sale and/or use (including but not limited to product liability claims) of any Ribozyme Product or Non-Ribozyme Product made, used or distributed by RBS, its Affiliates or its licensees (except in each case to the extent that any RPI Loss is due to the gross negligence or willful misconduct of RPI Indemnitees).

        15.3 INDEMNIFICATION NOTICE. A Party seeking indemnification pursuant to
Section 15.1 or 15.2 (an "INDEMNIFIED PARTY") shall give prompt written notice to the Party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity is or may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).

        15.4 PARTICIPATION IN DEFENSE. The Indemnifying Party may, at its expense, participate in or assume exclusive control of the defense or management (including all decisions relating to litigation, settlement and appeal) of any such action, suit or proceeding involving a Third Party and it is a condition precedent to the Indemnifying Party's indemnification obligations hereunder that the Indemnified Party permit the Indemnifying Party to exercise this right. In such case the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying

                                       28

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Party in any such action and to participate in the defense thereof. The Indemnifying Party shall be liable for the fees and expenses of one firm as counsel (and appropriate local counsel) employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a Third Party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith; provided, that, the Indemnifying Party shall reimburse the Indemnified Party for all out-of-pocket costs and expenses incurred at the Indemnifying Party's request in connection with the foregoing.

        15.5 SETTLEMENTS. The Indemnifying Party shall not be liable under this
Article 15 for any settlement effected without its prior written consent of any claim, litigation or proceedings in respect of which indemnity may be sought hereunder, unless the Indemnifying Party refuses to acknowledge liability for indemnification under this Article 15 and/or declines to defend the Indemnified Party in such claim, litigation or proceeding, and such claim is one for which the Indemnifying Party is responsible under this Article 15.


16. TERM AND TERMINATION

        16.1 TERM. The term of this Agreement shall begin on the Effective Date and terminate at the end of the Royalty Term for the last Product in the country with the last to expire royalty obligation, unless terminated earlier in accordance with the provisions of Section 16.2.

        16.2 TERMINATION WITHOUT CAUSE. RBS may terminate this Agreement at any time and for any reason upon six (6) months' prior written notice.

        16.3 TERMINATION FOR CAUSE. Either Party may terminate this Agreement
upon [          ]written notice upon the occurrence of any of the following:

                16.3.1 Upon or after the bankruptcy, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

                16.3.2 Upon or after the material breach of this Agreement by the other Party if the breaching Party has not cured such breach within the
[          ]following written notice of such termination by the other Party.

        16.4 EFFECT OF EXPIRATION OR TERMINATION

                16.4.1 SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as otherwise specifically set forth in this
Section 16 or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 3.5, 9.3, 9.4, and 16.4 and Articles 6, 8, 10, 11, 12, 13,

                                       29

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

14, 15, 17, and 18 shall survive termination or expiration of this Agreement. Should this Agreement expire in accordance with its terms, Section 11.3 shall not survive expiration of the Agreement.

                16.4.2 RBS TERMINATES FOR CAUSE. Without limiting any remedies otherwise available to RBS, if RBS terminates this Agreement for cause pursuant
to Section 16.2, [          ]

                16.4.3 RPI TERMINATES FOR CAUSE. Without limiting any remedies otherwise available to RPI, if RPI terminates this Agreement for cause pursuant
to Section 16.2, [          ]


17. PUBLICITY

        17.1 PUBLICITY REVIEW. RBS and RPI shall jointly discuss and agree, based on the principles of Section 17.1, on any statement to the public regarding the execution and the subject matter of this Agreement or any other aspect of this Agreement, except with respect to disclosures required by law or regulation. Within fifteen (15) days following the Effective Date, the Parties shall issue a joint press release. Except with respect to information disclosed in the joint press release, neither Party shall (i) disclose the material terms of this Agreement, or (ii) use the name of the other Party, in any public statement, prospectus, annual report, or press release without the prior written approval of the other Party, which may not be unreasonably withheld or delayed, provided, however, that both parties shall endeavor in good faith to give the other Party a minimum of five business days to review such press release, prospectus, annual report, or other public statement; provided, further, that either Party may (i) disclose the material terms of this Agreement or (ii) use the name of the other Party in any public statement, prospectus, annual report, or press release without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

        17.2 STANDARDS. In the discussion and agreement referred to in Section 17.1, the principles observed by RBS and RPI will be accuracy, the requirements for confidentiality under Article 13, the advantage a competitor of RBS or RPI may gain from any public or Third Party statements under Section 17.1, the requirements of disclosure under any securities laws or regulations of the United States, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to RBS and RPI.


18. DISPUTE RESOLUTION

        18.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder, including but not limited to disputes arising under Sections 8.1, 12.4 and 12.6. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set

                                       30

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

forth in this Section 0 if and when a dispute arises under this Agreement between the Parties. Notwithstanding the foregoing, the Parties recognize that disputes relating to the Target Discovery Programs, and particularly matters within the authority of the CMC and/or the PMC and issues to be resolved by the CMC and/or the PMC shall be resolved in accordance with the decision making process provisions set forth in Sections 4.3 and 5.3 and such matters shall not be resolved through the provisions of this Article 18.

        18.2 DISPUTE RESOLUTION PROCEDURES. If the Parties cannot resolve the dispute within twenty (20) days of formal request by either Party to the other, any Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within forty-five (45) days after such notice is received. Said designated officers are as follows:


        For Roche: Roche Head of Global Discovery Research

        For RPI:   Chief Executive Officer


        18.3 ARBITRATION. Any such dispute arising out of or relating to this Agreement which is not resolved between the Parties or the designated officers of the Parties pursuant to the foregoing shall be resolved by final and binding arbitration conducted in Palo Alto, California if RPI initiates and in Boulder, Colorado, if Roche initiates, under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") at the request of either Party; provided, however, that depositions shall be permitted as follows: each Party may take no more than three depositions with a maximum of six hours of examination time per deposition, and each such deposition shall take place in Palo Alto, California if RPI initiates and in Boulder, Colorado, if Roche initiates, unless otherwise agreed by the Parties. The arbitration shall be conducted by one arbitrator who is knowledgeable in the subject matter which is at issue in the dispute and who is selected by mutual agreement of the Parties or, failing such agreement, shall be selected according to the AAA rules. In conducting the arbitration, the arbitrator shall apply the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of property. The arbitrator shall also be able to award actual or general damages, but shall not award any other form of damage (e.g., consequential, punitive damages). The Parties shall share equally the arbitrator's fees and expenses pending the resolution of the arbitration unless the arbitrator, pursuant to its right but not its obligations, requires the non-prevailing Party to bear all or any portion of the costs of the prevailing Party. The decision of the arbitrator shall be final and may be sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

                                       31

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

19. ASSIGNMENT AND DELEGATION

        19.1 THIRD PARTIES. Neither Party may assign or delegate any or all of its rights or obligations under this Agreement to any Third Party without the prior written permission of the other Party, except pursuant to Section 20.3

        19.2 AFFILIATES. Neither Party may assign or delegate any or all of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate without the consent of the other Party.

        19.3 MERGER. Either Party may also assign all of its rights or obligations under this Agreement (but not a portion thereof) in connection with the sale of all or substantially all of its assets relating to the subject matter hereof, or may otherwise assign all of its rights or obligations under this Agreement (but not a portion thereof) with the prior written consent of the other Party. This Agreement shall survive any merger of either Party with or into another Party and no consent for a merger or similar reorganization shall be required hereunder; provided, that in the event of such merger or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

        19.4 MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that any such permitted assignment or delegation shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. Any assignment not in accordance with this Agreement shall be void.


20. ADDITIONAL TERMS

        20.1 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

        20.2 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the Parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt or overnight courier or facsimile addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Either Party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or courier shall be effective upon receipt and notices given by hand shall be effective when delivered.

                                       32

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

If to RPI:

        Ribozyme Pharmaceuticals Inc.
        2950 Wilderness Place
        Boulder, Colorado, 80301
        Fax: 303/449-6995
        Attention: General Manager, Target Identification & Validation Division

If to RBS:

        Roche Bioscience
        3401 Hillview Avenue
        Palo Alto, CA 94304
        Fax: (650) 354-2595
        Attention: President

with a copy to

        Roche Bioscience
        3401 Hillview Avenue
        Palo Alto, CA 94304
        Fax: (650) 354-7574
        Attention: Head, Inflammatory Disease Unit

and a copy to
        Roche Bioscience
        3401 Hillview Avenue
        Palo Alto, CA 94304
        Fax: (650) 852-1338
        Attention: Legal Affairs



        20.3 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        20.4 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term,

                                       33

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to re-negotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        20.5 INDEPENDENT CONTRACTORS. It is expressly agreed that RPI and RBS shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither RPI nor RBS shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of such other Party to do so.

        20.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        20.7 ENTIRE AGREEMENT. This Agreement, together with its exhibits and each Research Plan when approved by the CMC, sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties, including the Confidentiality Agreement dated May 5, 1997. Information disclosed under the Confidentiality Agreement shall be treated as "Confidential Information" of the disclosing Party subject to this Agreement. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

                                       34

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

Syntex (U.S.A.) Inc.,                   Ribozyme Pharmaceuticals Inc.
through its Roche Bioscience division


By: /s/ James N. Woody                  By: /s/ Alene A. Holzman
   ------------------------                ---------------------
   James N. Woody, MD, Ph.D.               Alene A. Holzman
   President                               General Manager, Target
                                           Identification & Validation Division


                                       35

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   Exhibit 1


                               Expense for COGS


Expenses included in, but not limited to, the Party's manufacturing cost:

1.  Direct materials


2. Salaries, wages and benefits of personnel directly engaged in manufacturing the product.


3.  Overhead associated with direct production, including, but not limited to:
    a.  Depreciation, leasehold improvements and equipment leases
    b.  Repair and maintenance
    c.  Manufacturing supplies


4.  Reasonable allocable general manufacturing overhead,

    a.  Manufacturing Administration
    b.  Materials Management
    c.  Validation and Calibration
    d.  Documentation and Compliance
    e.  Quality Assurance/Quality Control
    f.  Technical Services
    g.  Regulatory Compliance


5. Reasonable allocable General facilities overhead, including, but not limited to:

    a. Rent, utilities, property tax, insurance and other assigned general facilities' costs
    b.  Purchasing
    c.  Environmental Health and Safety
    d.  Management Information Systems
    e.  Engineering
    f.  Accounting
    g.  Human Resources

                                       36

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   Exhibit 2

            RPI's Royalty Obligations Under the Ribozyme Technology

I.  SYNTHETIC RIBOZYMES:

        a.  Free Ribozymes:
            --------------

            [          ]
            [          ]
            [          ]
            [          ]
                                TOTAL:    [          ]

        b.  Formulated Ribozymes:
            --------------------

            [          ]
            [          ]
            [          ]
            [          ]
                                TOTAL:    [          ]

II.  VECTOR RIBOZYMES

        a.  Retrovirus Ribozymes

            [          ]
            [          ]
            [          ]
            [          ]
            [          ]
                                TOTAL:    [          ]


                                       37

Confidential portions ([ ]) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.